Exhibit 99.1
FOR IMMEDIATE RELEASE

Navarre Corporation	Padilla Speer Beardsley Inc.
7400 49th Avenue North	1101 West River Parkway
Minneapolis, MN 55428	Minneapolis, MN 55415

CONTACTS:	CONTACTS:
Ryan Urness	Al Galgano
General Counsel and Secretary	(612) 455-1720
(763) 535-8333	agalgano@psbpr.com
Ryan.Urness@navarre.com
Navarre Announces Leadership Change; Board Names J. Reid Porter as Interim CEO

Board of Directors To Commence National External Search for Next CEO
MINNEAPOLIS, MN - April 6, 2011 — Navarre Corporation (Nasdaq: NAVR) announced today that, as the company transitions to its next phase of growth and focuses on executing its strategic plan, now is the right time for a leadership change. Effective immediately, J. Reid Porter replaces Cary Deacon as Chief Executive Officer on an interim basis while the board conducts a national external search for the next CEO. Deacon will also step down from his position on Navarre’s Board of Directors.
Eric Paulson, chairman of the board, stated, “On behalf of the board, I extend our thanks to Cary. We appreciate his more than nine years of service to Navarre, the last four as president and chief executive officer. During his tenure, Cary managed the company through a volatile economic period, helped set the organization’s long-range strategy, significantly reduced the company’s debt burden and led efforts for divestitures of non-core businesses. We wish Cary the best going forward.”
The board of directors has named J. Reid Porter as interim president and chief executive officer. Porter, 62, previously served as Navarre’s Chief Operating Officer and Chief Financial Officer and has been with the company for more than five years. Navarre will conduct a national external search for its next CEO. No set hiring timeline has been established, but recruiting a top-level executive with a history of driving growth and creating long-term shareholder value is the board of directors’ top priority.
Paulson continued, “The board is pleased to have Reid as interim president and CEO, and we are grateful for his leadership in this time of transition. We believe his management skills, his prior public company experience and familiarity with Navarre’s strategy, employees, customers and suppliers will bring continuity to this process as we search for Navarre’s next CEO. In addition to our full faith and confidence, Reid is supported by a strong management team with deep industry experience.”
With a renewed focus on its core business, and to support the rapidly growing online fulfillment and direct to consumer markets, Navarre is developing a solid financial and operational platform. The company had reported that it has met its goal to be debt free by the end of fiscal 2011 and began fiscal 2012 with additional funds generated from the recent sale of FUNimation, to support its long-term growth objectives. Porter will focus on executing the company’s strategy to drive revenue growth, particularly in new product lines. Navarre will concentrate its efforts on value-added services including direct to consumer services, distribution and software publishing.
“I’m pleased to have the opportunity to serve as interim chief executive officer,” said Porter. “I look forward to leading Navarre during this transition and helping the board with its search for the next CEO. In the meantime, I am dedicated to executing Navarre’s strategy for future growth.”
     Initiatives supporting Navarre’s strategy include:
•	Leveraging its state-of-the-art systems and logistics capabilities;

•	Continuing to expand its products and services beyond digitally downloadable goods;

•	Providing back-end logistics solutions and fulfillment capabilities to customers and clients;

•	Expanding its direct-to-consumer fulfillment business;

•	Enhancing the business development team to support acquiring new services and product lines; and

•	Continuing to grow the Canadian business through expanding relationships with key Canadian retailers.
As a result of the CEO transition, Navarre anticipates that it will recognize a charge related to severance and certain equity compensation expense. These charges will be reflected and detailed in the company’s fiscal 2012 first quarter earnings results.
About Navarre
Navarre® Corporation provides distribution, third party logistics, supply chain management and other related services for North American retailers and their suppliers. For over 25 years, the Company has been a leading distributor for computer software, home entertainment media, consumer electronics and accessories. The Company also publishes computer software in its Encore® subsidiary. Navarre was founded in 1983 and is headquartered in Minneapolis, Minnesota. Additional information can be found at www.navarre.com.
Forward-Looking Statements
This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are made based on the Company’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by these forward-looking statements. The Company’s forward-looking statements are also subject to risks and uncertainties which can affect its performance in both the near-and long-term. The Company identifies the principal risks and uncertainties that affect its performance in its Annual Report Form 10-K for the fiscal year ended March 31, 2010 and other filings with the Securities and Exchange Commission. The Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the foregoing.
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